Exhibit 10.1

2025 FIRST AMENDMENT TO THE BANCFIRST CORPORATION THRIFT PLAN

Pursuant to the authority vested in the undersigned, Section AC3 of the Administrative Checklist of the Adoption Agreement for the BancFirst Corporation Thrift Plan (the “Plan”) is hereby amended to read as follows:

AC3. ROLLOVER CONTRIBUTIONS (3.08). The Plan permits or does not permit Rollover Contributions as follows (select one of (a) or (b).):

(a) [ ] Does not permits. (skip to AC4.)

(b) [X] Permits. Subject to approval by the Plan Administrator and as further described below (complete the following):

Who may roll over. (select one of (c) or (d)):

(c) [ ] Participants only.

(d) [X] Eligible Employees or Participants.

Sources/Types. The Plan will accept a Rollover Contribution (select one of (e) or (f)):

(e) [X] All. From any Eligible Retirement Plan and as to all Contribution Types eligible to be rolled into this Plan.

(f) [ ] Limited. Only from the following types of Eligible Retirement Plans and/or as to the following Contribution Types:

.

Except as otherwise provided in this 2025 First Amendment to the BancFirst Corporation Thrift Plan (“Amendment”), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of June 1, 2025.

EXECUTED as of the 28th day of August, 2025.

BANCFIRST CORPORATION

By: /s/Randy Foraker

Name: Randy Foraker

Title: Secretary